                                                                   EXHIBIT(h)(3)

                                                                        SHEARSON
                                                                          LEHMAN
                                                                        BROTHERS

                                                                    May 15, 1985

Dear Sirs:

         From time to time in the future, in connection with underwritten public offerings of securities in which we act as representative of the underwriters comprising the underwriting syndicates, you may be invited to become a member of an underwriting syndicate.

         Attached hereto are the basic provisions of the Agreement Among Underwriters (the "Basic Provisions") that will be applicable to any such underwritten offering where we are the lead representative and expressly inform you that such basic provisions are applicable. Acceptance by you by telegram, telex, Graphic Scanning or telephone call (confirmed immediately in writing) of an Invitation Telex referred to in the Basic Provisions and/or acceptance by you of an allotment of securities as set forth in the Terms Telex referred to in the Basic Provisions shall reconfirm (or, if you have not signed and returned this letter to us, shall confirm) your acceptance of and agreement to the terms and conditions set forth in the Basic Provisions, insofar as such terms and conditions relate to the securities referred to in the Terms Telex, and shall constitute a binding agreement among yourselves and the other several Underwriters of such securities. In certain cases the Invitation Telex and the Terms Telex may be combined in a single communication. Such acceptance will further constitute your confirmation of the statements made in the Underwriters' Questionnaire attached as Schedule A to the Basic Provisions unless you advise us in your acceptance of any exceptions to such questionnaire.

         Please acknowledge your agreement to the foregoing procedure by signing and returning the enclosed duplicate copy of this letter (and the attached Basic Provisions) to us, attention of Ms. Arlene Salmonson, Syndicate Registration, 745 7th Avenue, New York, NY 10019.

                                             Very truly yours,

                                                   SHEARSON LEHMAN BROTHERS INC.

                                                   By: _______________________
                                                         GREGORY E. SACCO, JR.
                                                          Managing Director

Acknowledged:                        , 20

_________________________________________

(Underwriter's name, exactly as it should appear in any Registration Statement or advertisement, and address, including zip code)

By _______________________________________
     (Sign name clearly and print title)

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                          SHEARSON LEHMAN BROTHERS INC.

                          AGREEMENT AMONG UNDERWRITERS
                  BASIC PROVISIONS FOR OFFERINGS OF SECURITIES

                                                  May 15, 1985

         These basic provisions (the "Basic Provisions") set forth the general terms and conditions pursuant to which the several Underwriters will agree among themselves with reference to proposed purchases severally of Securities (the "Securities") referred to in an underwriting agreement (the "Underwriting Agreement") to be executed by the issuer of such Securities (the "Company") and the selling securityholders, if any (the "Selling Securityholders").

         1. Underwriting Arrangements. (a) From time to time, in connection with public offerings of the Securities by Underwriters to be represented by Shearson Lehman Brothers Inc., either alone or with one or more other firms (the "Representatives"), the Representatives may invite one or more Underwriters to become a member of an underwriting syndicate on the terms and conditions set forth herein. which shall be deemed to include the terms and conditions set forth in (i) any letter, wire, telex or other written communication or telephone call (confirmed immediately in writing) to prospective Underwriters in connection with an invitation to become a member of an underwriting syndicate (the "Invitation Telex") and (ii) any letter, wire, telex or other written communication or telephone call (confirmed immediately in writing) to Underwritten in connection with the terms of any particular public offering of Securities (the "Terms Telex"), provided that the terms and conditions set forth herein and therein shall be applicable only to public offerings with respect to which Shearson Lehman Brothers Inc. has expressly informed Underwriters that such terms and conditions shall be applicable. Under certain circumstances the Invitation Telex and the Terms Telex may be combined in a single communication, in which case any reference herein to either the Invitation Telex or the Terms Telex shall refer to such single communication. Any Invitation Telex, the Terms Telex and these Basic Provisions are together referred to herein as this "Agreement".

         (b) The Terms Telex specifies, with respect to the Underwriter to whom such Terms Telex is addressed, (i) the amount of the Securities to be purchased by such Underwriter, the purchase price to be paid by such Underwriter for the Securities, (ii) the public offering price of the Securities or, if the initial public offering price is to be determined by a formula based on market prices, the terms of the formula, (iii) the interest rate, if any, (iv) the selling, concession, if any, to be allowed to Selected Dealers (as defined in Section 5(c) hereof), (v) the amount of any reallow to other dealers, (vi) the Representatives' compensation for managing the offering, (vii) certain information with respect to the Trustee, if any, and (viii) other matters, including whether the Underwriting Agreement provides the Underwriters with an option to purchase additional Securities (the "Option Securities") to cover over-allotments and whether the Underwriters are authorized to solicit institutional investors to purchase Securities pursuant to Delayed Delivery Contracts, certain terms thereof and the Underwriters' compensation therefor.

         (c) By its acceptance by telegram, telex, Graphic Scanning, or telephone call (confirmed immediately in writing) of the Invitation Telex or the Terms Telex as the case may be, in accordance with the terms thereof and its acceptance of an allotment of Securities as set forth in the Terms Telex, each Underwriter agrees that it will purchase, on the terms and conditions set forth in the Underwriting Agreement, in the Invitation Telex, if any, in the Terms Telex, in the Prospectus referred to below and herein, the amount of such Securities set forth in the Underwriting Agreement to be purchased by it.

         (d) If acceptance of an Invitation Telex has been received, the Terms Telex may state that an Underwriter will be deemed to have accepted an allotment of Securities unless the Syndicate Department of Shearson Lehman Brothers Inc. receives a telegram, telex or Graphic Scanning prior to the time specified in the Terms Telex giving notice of such Underwriter's rejection of its allotment of Securities. Notwithstanding the foregoing, in certain instances the Representatives may notify the Underwriters that no affirmative acceptance to either any Invitation Telex or the Terms Telex may be required. In such case. an Underwriter will be deemed to have accepted an allotment or Securities unless the Syndicate Department of Shearson Lehman Brothers Inc. receives a telegram telex or Graphic Scanning prior to the time specified in the Terms Telex giving notice of such Underwriter's rejection of its allotment of Securities.

         2. Registration Statement and Prospectus. As used in this Agreement the term "Registration Statement" means the registration statement, as amended, filed with respect to the Securities under the Securities Act of 1933 (the "Act"), and the terms "Preliminary Prospectus" and "Prospectus" mean any preliminary prospectus and the prospectus (including any basic prospectus and prospectus supplement and any documents incorporated by reference) authorized for use in connection with the offering of the Securities. A conformed copy of the Registration Statement (excluding exhibits other than the Underwriting Agreement, any indenture covering the Securities, any computation of the ratio of earnings to fixed charges, and any computation of per share earnings) and such number of copies of each Prospectus (and any documents incorporated by reference in any Prospectus) as may be requested by any Underwriters will be delivered to it. Each Underwriter hereby consents to being named in any Prospectus as an underwriter of the amount of Securities specified in the Terms Telex addressed to such Underwriter.

         3. Authority of the Representatives. (a) Each Underwriter authorizes the Representatives, on such Underwriter's behalf, to negotiate in their discretion the terms of, and to execute and deliver, the Underwriting Agreement. Each Underwriter also authorizes the Representatives to exercise, in their discretion, all authority and discretion vested in the Underwriters or in the Representatives by the Underwriting Agreement and to take all such action as the Representatives may believe desirable in order to carry out the Underwriting Agreement and this Agreement.

         (b) Each Underwriter authorizes the Representatives to take such action as, in their discretion, may be necessary or desirable to effect the sale and distribution of the Securities, including the right to determine and advise the Company and Selling Securityholders, if any, of the terms of any proposed offering, the selling concession to Selected Dealers and the reallowance, if any, to other dealers. Each Underwriter also authorizes the Representatives to determine all matters relating to the public advertisement of the offering of the Securities.

         (c) Any action to be taken by the Representatives under this Agreement may be taken by Shearson Lehman Brothers Inc.

         4. Authority of the Representatives as to Withdrawing or Defaulting Underwriter. (a) Until the termination of this Agreement, the Representatives are authorized to arrange for or agree to the purchase by other persons, who may include the Representatives and any of the other Underwriters, of any Securities not taken up by any withdrawing or defaulting Underwriter. In the event that such arrangements or agreements are made, the respective amounts of the Securities to be purchased by the other Underwriters and by such other persons, if any, shall be taken as the basis for all rights and obligations under this Agreement, but this shall not in any way affect the liability of any defaulting Underwriter to the other Underwriters (including the Representatives) for damages resulting from such default, nor shall such default in any way relieve any other Underwriter of any of its obligations hereunder or under the Underwriting Agreement, except as herein or therein provided.

         (b) In the event of default by one or more Underwriters in respect of its obligations under this Agreement, including the obligations to take up and pay for any Securities or Stabilized Securities (as defined in Section 9(a) hereof) purchased by the Representatives for their respective accounts pursuant to Section 9 hereof, or to deliver any Securities sold or over-allotted by the Representatives for their account pursuant to such Section, and to the extent that arrangements shall not have been made by the Representatives for any person to assume the obligations or such defaulting Underwriter, each non-defaulting Underwriter shall assume its proportionate share of the obligations of each defaulting Underwriter without relieving any such defaulting Underwriter of its liability therefor.

         5. Offering of the Securities. (a) The Representatives will notify each Underwriter when the initial public offering of the Securities (subject to reservation by the Representatives as herein provided) is to be made. The Representatives are authorized, in their discretion, after the initial public offering to change the public offering price, the selling concession to Selected Dealers and the reallowance to other dealers. The offering price at any time in effect is hereinafter referred to as the "public offering price." Each Underwriter agrees to make, at the initial public offering price, a public offering of the Securities purchased by it and not reserved by the Representatives for sale to retail purchasers and dealers.

         (b) Each Underwriter agrees that all arrangements for the solicitation of offers to purchase the Securities under Delayed Delivery Contracts, if such contracts are authorized pursuant to the Underwriting Agreement, will be made only through the Representatives and each Underwriter authorizes the Representatives to act on its behalf in making such arrangements for the accounts of all Underwriters of or less than all Underwriters and in such proportions as the Representatives may determine, in their discretion. Any fee payable to the Representatives for the accounts of the Underwriters under the Underwriting Agreement with respect to arranging sales of Securities pursuant to Delayed Delivery Contracts shall be credited to the accounts of the Underwriters.

         (c) Each Underwriter authorizes the Representatives to reserve and offer for sale such of the Securities to be purchased by such Underwriter pursuant to the Underwriting Agreement or for its account under any of the provisions of this Agreement as the Representatives shall determine (i) to retail purchasers and (ii) to dealers to be selected by the Representatives (the "Selected Dealers") (A) who are members of the National Association of Securities Dealers, Inc. (the "NASD") and who will agree to comply with the requirements of Section 24 of Article III of the Rules of Fair Practice of the NASD or (B) who are foreign dealers not eligible for membership in the NASD and who will agree (I) not to make any sales of the Securities in, or to nationals or residents of, the United States, its territories or its possessions and (II) in making any sales of the Securities to comply, as though such foreign dealers were members of the NASD, with (x) the interpretation of the Board of Governors of the NASD entitled "Free-Riding and Withholding," (y) the requirements of Sections 8, 24 and 36 of Article III of the Rules of Fair Practice of the NASD and (z) to the extent applicable to such foreign dealers, the requirements of Section 25 of such Article III. The sales referred to in clause (i) shall be made at the public offering price, and the sales referred to in clause (ii) shall be made at the public offering price less the selling concession to Selected Dealers. The Representatives may arrange for any Underwriter, including the Representatives, to become one of such Selected Dealers, and each Underwriter agrees that it will not offer any of the Securities for sale at a price below the public offering price or allow any concession therefrom except as herein, otherwise provided. Sales made by the Representatives for the account of each Underwriter to Selected Dealers will be as nearly as practicable in the ratio which the amount of the Securities so reserved for the account of such Underwriter bears to the aggregate amount of the Securities so reserved for the account of all Underwriters.

         (d) Any such public offering may be made by Representatives pursuant to the terms and conditions of selling agreements or otherwise, as the Representatives determine. Each Underwriter authorizes the Representatives to determine the form and manner of any selling agreements or other communications with Selected Dealers and, in the event there shall be any such selling agreements, each Underwriter agrees to be governed by the terms and conditions of such agreements.

         (e) The Representatives, as such, may make purchases and sales of the Securities from or to any Underwriter or Selected Dealer at the public offering price less all or any part of the selling concession to Selected Dealers specified in the Terms Telex. With the Representatives' consent, any Underwriter may make purchases or sales of the Securities from or to any Underwriter or Selected Dealer at the public offering price less all or any part of such selling concession to Selected Dealers.

         (f) The Representatives will notify each Underwriter promptly upon the release of the public offering of the Securities as to the amount of the Securities reserved for safe to retail purchasers and Selected Dealers, and the amount of the Securities not so reserved. Any of the Securities not so reserved may be sold by each Underwriter for its own account. Each Underwriter agrees, upon the Representatives' request, at any time or times prior to the termination of this Agreement with respect to the Securities, to report to the Representatives as to the amount of the Securities not so reserved which then remain unsold by it and the Representatives may, in their discretion, add to the Securities reserved for sale to retail purchasers and Selected Dealers any such unsold Securities.

         (g) If all the Securities so reserved are not promptly sold by the Representatives, any Underwriter may from time to time, with the Representatives' consent, obtain a release of all or any Securities of such Underwriter then remaining unsold, and Securities so released shall thereafter be deemed not to have been reserved. Securities of any Underwriters so reserved which remain unsold or if sold have not been paid for at any time prior to the termination or this Agreement with respect to the Securities may, in the Representatives' discretion or upon the request of such Underwriter, be delivered to such Underwriter for carrying purposes only, but such Securities shall remain subject to disposition by the Representatives, in their discretion, until this Agreement is terminated. If the aggregate amount of the Securities so reserved upon termination of this Agreement does not exceed 20% of the total amount of the Securities, the Representatives may, in their discretion, sell for the accounts of the Several Underwriters all or any Securities so reserved, at such prices, on such terms and in such manner as the Representatives may determine.

         (h) The Representatives may, in their discretion, charge the account of any Underwriter with an amount equal to the selling concession to Selected Dealers (plus any broker's commissions and transfer taxes) with respect to Securities purchased by such Underwriter, or purchased for their account, and not sold to retail purchasers or Selected Dealers for their account by the Representatives, which, prior to the termination of this Agreement, the Representatives may purchase or contract to purchased in the open market or otherwise, pursuant to this Agreement, for the account of any Underwriter, or which may be delivered against contracts made prior to the termination of this Agreement; or in lieu thereof require such Underwriter to repurchase on demand at the total cost thereof (including commissions and taxes) any of such Securities so purchased or contracted to be purchased. Securities delivered on such repurchases need not be the identical Securities originally purchased. In lieu of so charging the account of any Underwriter or delivering such Securities to any Underwriter obligated to repurchase the same as aforesaid, the Representatives may, in their discretion, sell the same for the account of such Underwriter, publicly or privately, without notice, at such prices and upon such terms and to such persons, including any of the several Underwriters, as the Representatives may determine, charging to the Underwriters so obligated the amount of any loss and expense or crediting to such Underwriter the amount of any profit less any expense resulting from such sale.

         6. Compensation to Representatives. As compensation for the Representatives' services, each Underwriter agrees to pay the Representatives a management fee as specified in the Terms Telex (without reduction for any Securities to be delivered pursuant to any Delayed Delivery Contracts). Such compensation shall be treated as an expense of each Underwriter and shall be charged to its account on the books of the Representatives.

         7. Payment and Delivery. (a) At or before 9:00 A.M., New York City time, on the date on which the Underwriters are required to purchase Securities, such Underwriter agrees to deliver to the Representatives at the office of Shearson Lehman Brothers Inc., 388 Greenwich Street (Cashier's Window, Main Level), New York, N.Y. 10013, or such other address as the Underwriter may be notified by the Representatives, a certified or official bank check payable in New York Clearing House funds or, if specified in the Terms Telex, immediately available funds to the order of Shearson Lehman Brothers Inc. for an amount equal to the initial public offering price less the selling concession to Selected Dealers for the Securities to be purchased by such Underwriter pursuant to the Underwriting Agreement. The Representatives may, however, advance funds (to the extent permitted by law) in respect of Securities which have been sold or reserved for sale to retail purchasers or Selected Dealers for the account of any Underwriter.

Each Underwriter authorizes the Representatives to make payment to the Company and the Selling Securityholders, if any, for the Securities to be purchased by such Underwriter against delivery to the Representatives of certificates for such Securities for the account of such Underwriter. Unless notified at least three full business days prior to the date of delivery to make other arrangements, the Representatives may, in their discretion, advise the Company and the Selling Securityholders, to prepare each Underwriter's certificates for the Securities to be purchased by it in the name of such Underwriter (or in such other name as the Representatives shall designate, but such other name shall be for administrative convenience only and shall not affect such Underwriter's title to such Securities or the several nature of the obligations of the Underwriters hereunder) in such denominations as the Representatives may determine. The Representatives will give each Underwriter notice of the date of delivery.

         (b) Each Underwriter authorizes the Representatives to hold and deliver against payment the Securities purchased by such Underwriter or for its account which have been sold or reserved for sale to retail purchasers or Selected Dealers, and agrees to endorse such Securities in blank or to deliver to the Representatives upon their request appropriate powers executed in blank. The Representatives will remit promptly to each Underwriter an amount equivalent to the purchase price paid by such Underwriter, and not advanced or borrowed by the Representatives for securities sold for such Underwriter's account to retail purchasers or Selected Dealers and for which payment has been received. The Representatives agree that Securities not sold or reserved by them as aforesaid will be available for delivery to each Underwriter at the office of Shearson Lehman Brothers Inc., One Western Union International Plaza (Cashiers' Department--17th Floor), New York, N.Y. 10004, or such other address as the Underwriter may be notified by the Representatives, as soon as practicable after such Securities have been delivered to the Representatives.

         (c) If an Underwriter is a member of, or clears through a member of, The Depository Trust Company ("DTC"), the Representatives may, in their discretion, deliver such Underwriter's Securities through the facilities of DTC.

         8. Authority to Borrow. The Representatives are hereby authorized (to the extent permitted by law) to arrange such loans for the account of one or more of the Underwriters, severally and not jointly, to execute and deliver any notes or other instruments in connection therewith, and to pledge as security therefor all or any part of the Securities as the Representatives may deem necessary or advisable to carry out the purchase, carrying and distribution of the Securities, and to advance their own funds, in their individual capacities, charging current interest rates. Any lending bank is hereby authorized to rely upon instructions of the Representatives in all matters relating to any such loan. The Representatives may deliver to any Underwriter for carrying purposes such Securities, or any part thereof, which Securities will be redelivered to the Representatives on demand.

         9. Over-Allotments and Stabilization. (a) The Representatives may, for the account of each Underwriter, until the termination of this Agreement or earlier surrender of this authorization, (i) over-allot in arranging for sales of the Securities to retail purchasers and Selected Dealers, and purchase Securities at such prices as the Representatives may determine for the purpose of covering such over-allotments, and (ii) for the purpose of stabilizing the market in the Securities, make purchases and sales of Securities or other securities of the

Company which the Representatives may designate for purchase or sale in stabilizing transactions ("Stabilized Securities"), for long or short account, on a when-issued basis or otherwise, at such prices, in such amounts and in such manner as the Representatives may determine; provided that at no time shall the net dollar commitment of any Underwriter either for long or short account, under this Section 9, exceed (except as otherwise provided in Section 4(b) hereof) 15% of the amount of the Securities (and the Option Securities, if any) which such Underwriter is obligated to purchase pursuant to the Underwriting Agreement. Such purchases, sales, and, over-allotments shall be made for the accounts of the several Underwriters as nearly as practicable in proportion to the respective underwriting obligations of such Underwriters. Each Underwriter agrees to take up at cost on demand any Securities or Stabilized Securities so purchased for their account and to deliver on demand any thereof so sold or any Securities so over-allotted for their account.

         (b) The Representatives may sell for the account or any Underwriter any Securities or Stabilized Securities purchased pursuant to the provisions of this Section 9 upon such terms as the Representatives may deem advisable and any Underwriter, including the Representatives, may participate as a purchaser in connection with any such sales. The Representatives shall have full discretionary power to pay such commissions in connection with such purchases and sales as they may deem proper and to charge the respective accounts of the Underwriters commissions on purchases and sales effected by them.

         (c) If stabilizing transactions are effected pursuant to the authorizations contained in this Section 9, the Representatives shall effect such transactions in accordance with the rules of the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). and each Underwriter agrees to furnish the Representatives with the notification required by Rule 17a-2(d) promulgated by the Commission under the Exchange Act. The Representatives will notify each Underwriter if they effect any such transactions.

         10. Open Market Transactions. Each Underwriter agrees that, except as herein otherwise provided, until the termination of this Agreement or until notified by the Representatives prior thereto that such Underwriter is released from this restriction, it will not buy, sell, deal or trade in the Securities or Stabilized Securities or, if options to purchase Securities or common stock into which Securities may be convertible ("Common Stock") are traded on any securities exchange, buy any right or option to purchase Securities or Common Stock for their own account or for the accounts of customers except on unsolicited brokerage orders therefor received and executed in the ordinary course of their brokerage business. Each Underwriter further agrees that it will not lend any shares of Common Stock, either before or after the purchase of the Securities, to any customer, Underwriter, Selected Dealer or to any other securities broker or dealer. Each Underwriter represents that it has not participated, since the date on which it was invited by the Representatives to participate in the offering of Securities, in any transactions prohibited by the foregoing provisions of this Section 10 and that it has at all times complied with the provisions of Rule 10b-6 under the Exchange Act applicable to the offering of the Securities.

         11. Allocation of Expenses. Each Underwriter authorizes the Representatives to charge against such Underwriter's account any and all expenses incurred by the Representatives, as such, in connection with the purchase, carrying, offering, sale and distribution of the Securities for the account of such Underwriter. All expenses of a general nature paid by the Representatives in connection with the purchase and sale of the Securities shall be borne by the Underwriters in proportion to the amount of the Securities which each Underwriter is obligated to purchase pursuant to the Underwriting Agreement, except that any transfer taxes payable by reason of sales by the Underwriters shall be charged to the accounts of the respective Underwriters only to the extent that sales of Securities or Stabilized Securities are made for such Underwriter's account. In the event of the default of any Underwriter in carrying out its obligations under this Agreement, the expenses chargeable to such Underwriter pursuant to this Agreement and not paid by it, as well as any additional losses or expenses arising from such default, may be charged against the other Underwriters are obligated to purchase pursuant to the Underwriting Agreements, without, however, relieving such Underwriter from its liability therefor. The Representatives' ascertainment of all expenses and the apportionment thereof shall be conclusive.

         12. Termination. This Agreement will terminate at the close of business on the fifth full day after the date of the Terms Telex unless prior thereto the Underwriting Agreement shall have been executed and delivered and shall have become effective, in which event: (a) if there shall be an offering to Selected Dealers pursuant to the terms of selling agreements, this Agreement will terminate at the close of business on the fifteenth day after the termination of the selling agreements, or at such earlier date, not earlier than the termination of the selling agreements, as the Representatives may determine, but may be extended for a further period not exceeding thirty days with the consent of the Underwriters (including the Representatives) who have agreed to purchase in the aggregate 50% or more of the total amount of the Securities; or
(b) if there shall be no such offering to Selected Dealers, this Agreement will terminate at the close of business on the thirtieth day after payment by the Underwriters for the Securities, or at such earlier date as the Representatives may determine. Notwithstanding any settlement of accounts under this Agreement, each Underwriter agrees to pay its proportionate share (based on its final total obligation to purchase Securities pursuant to the Underwriting Agreement) of the amount of any claim, demand or liability which may be asserted against and discharged by the Underwriters, or any of them, based on the claim that the Underwriters constitute an association, unincorporated business or other entity, and also to pay a like proportionate share of any transfer taxes which may be assessed after such settlement and of the expenses incurred by the Underwriters, or any of them, and approved by the Representatives, in contesting any such claim, demand, liability or tax.

         13. Position of Representatives. (a) Except as otherwise specifically provided in this Agreement, the Representatives shall have full authority to take such action as they may deem necessary or advisable in respect of all matters pertaining to the Underwriting Agreement and this Agreement in connection with the purchase, carrying, offering, sale, distribution and advertising of the Securities, but they shall not be under any liability whatsoever to any of the Underwriters except such as may be incurred under the Act and except for want of good faith and for the obligations expressly assumed by them in this Agreement. No obligations not expressly assumed by the Representatives in this Agreement shall be implied hereby or inferred from this Agreement. Authority with respect to matters to be determined by the Representatives or by the Representatives, the Company and the Selling Securityholders, if any, pursuant to the terms of the Underwriting Agreement shall survive the termination of this Agreement. Nothing herein contained shall constitute the several Underwriters an association, or partners with the Representatives or with each other, or, except as in this Agreement expressly provided, render any Underwriter liable for the obligation of any other Underwriter, and the rights, obligations and liabilities of each of the Underwriters are several, in accordance with their respective obligations, and not joint. If the Underwriters, among themselves or with the Selected Dealers, are deemed to constitute a partnership for Federal income tax purposes, it is the intent of each Underwriter to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1954, as amended. Each Underwriter elects to be so excluded and agrees not to take any position inconsistent with such election. Each Underwriter authorizes the Representatives, in their discretion, to execute and file on behalf of the Underwriters such evidence of election as may be required by the Internal Revenue Service.

         (b) The Representatives shall be under no duty to account for any interest on funds of any of the Underwriters at any time in their hands, and such funds may be held by the Representatives unsegregated from their general funds.

         14. Indemnification and Future Claims. (a) Each Underwriter agrees to indemnify and hold harmless each other Underwriter, and each person, if any, who controls any such other Underwriter within the meaning of Section 15 of the Act, to the extent and upon the terms that such Underwriter will agree to indemnify, hold harmless and reimburse the Company and the Selling Securityholders, if any, as set forth in the Underwriting Agreement.

         (b) In the event that at any time any claim or claims shall be asserted against the Representatives, as such, or shall otherwise involve the Underwriters generally, or relate to any Preliminary Prospectus, any Prospectus, the Registration Statement, the public offering of the Securities, or any of the transactions contemplated by this Agreement, each Underwriter authorizes the Representatives to make such investigation, to retain such counsel and to take such other action as the Representatives shall deem necessary or desirable under the circumstances, including settlement of any such claim or claims if such course of action shall be recommended by counsel retained by them. Each Underwriter agrees to pay to the Representatives, on request, such Underwriter's proportionate share (based on their final total obligation to purchase Securities pursuant to the Underwriting Agreement) of all expenses incurred by the Representatives (including, but not limited to, the fees and disbursements of counsel retained by them) in investigating and defending against such claim or claims, and their proportionate share of any liability incurred by the Representatives in respect of such claim or claims, whether such liability shall be the result of a judgment against the Representatives or as a result of any such settlement. A claim against or liability incurred by a person who controls an Underwriter within the meaning of Section 15 of the Act shall be deemed to have been made against or incurred by such Underwriter.

         (c) The foregoing indemnity agreement shall survive the termination of this Agreement, and shall remain in full force and effect regardless of any investigation made by or on behalf of such other Underwriter or controlling person.

         15. Title to Securities. The Securities and Stabilized Securities purchased by or for the account of each Underwriter pursuant to this Agreement or the Underwriting Agreement shall remain the property of such Underwriter until sold, and no title to any such Securities or

Stabilized Securities shall in any event pass to the Representatives, as such, by virtue of any of the provisions of this Agreement.

         16. Blue Sky Matters. It is understood that the Representatives assume no obligation or responsibility with respect to the right of any Underwriter or other person to sell the Securities in any jurisdiction, notwithstanding any information which the Representatives may furnish as to the jurisdictions under the securities laws of which it is believed the Securities may be sold.

         17. NASD Membership. The Representatives represent that they are members in good standing of the NASD and each Underwriter represents that it is either (a) a member in good standing of the NASD or (b) a foreign dealer not eligible for membership in the NASD, in which event such Underwriter agrees that it will not sell any of the Securities in, or to nationals or residents of, the United States, its territories or its possessions, except as required by Sections 5(c), 5(e), 5(f) and 9 hereof, and that in making any sales of the Securities it will comply, as though it were a member of the NASD, with (i) the interpretation of the Board of Governors of the NASD entitled "Free-Riding and Withholding," (ii) the requirements of Sections 8, 24 and 36 of Article III of the Rules of Fair Practice of the NASD and (iii) to the extent applicable to it, the requirements of Section 25 of such Article III.

         18. Underwriters' Questionnaire. Each Underwriter represents and warrants to the Representatives, the Company and the Selling Securityholders, if any, that the statements made in the Underwriters Questionnaire attached as Schedule A are (except as otherwise disclosed in writing to the Representatives) true, correct and complete as of the date of the Terms Telex.

         19. Certain Agreements of the Underwriters. Each Underwriter agrees that:

         (a) Such Underwriter will notify the Representatives immediately if any of the representations of such Underwriter contained in this Agreement cease to be accurate;

         (b) If, immediately prior to the filing of the Registration Statement, the Company was not subject to the requirements of Section 13(a) or 15(d) of the Exchange Act, such Underwriter (i) will not sell any Securities to any account over which it exercises discretionary authority and (ii) confirms that (A) it is familiar with Release No. 4968 under the Act and Rule 15c2-8 under the Exchange Act relating to the distribution of prospectuses for securities of an issuer which is not subject to the reporting requirements of
Section 13(a) or 15(d) of the Exchange Act, (B) copies of each Preliminary Prospectus have been or will be distributed to all persons to whom it expects to mail confirmations of sales, (C) such distribution will be made not less than 48 hours prior to the time that it is expected such confirmations will be mailed,
(D) such distribution will be either made by air mail if the confirmations are to be sent by air mail, or by such other means of delivery as shall assure that such Preliminary Prospectuses will be received not less than 48 hours prior to the time confirmations are received and (E) such Underwriter will otherwise comply with said Release; and

         (c) Such Underwriter will (i) deliver Preliminary Prospectuses, Prospectuses and other reports required to be delivered under the Act, the Exchange Act and the rules and regulations under such Acts, including without limitation Rule 15c2-8 under the Exchange Act, (ii) keep an accurate record of the names and addresses of all persons to whom it delivers copies of the Registration Statement, any amendment thereto or any Preliminary Prospectus or any document incorporated therein by reference, (iii) upon the request of the Representatives, furnish promptly to the persons who received copies of the foregoing documents, any subsequent amendment, revised Preliminary Prospectus, Prospectus, documents incorporated by reference or any memorandum furnished to the undersigned outlining changes in the Registration Statement or any Preliminary Prospectus and (iv) deliver a copy of each Prospectus to each person who purchases any of the Securities from it.

         20. Notices. Any notice from the Representatives to any Underwriter shall be deemed to have been duly given if mailed, telephoned (and confirmed in writing) or telegraphed to such Underwriter at the address set forth in the Terms Telex to such Underwriter. Any notice from any Underwriter to the Representatives shall be deemed to have been duly given if mailed, telephoned (and confirmed in writing) or telegraphed to Shearson Lehman Brothers Inc., American Express Tower, World Financial Center, New York, New York 10013,
Attention: Syndicate Department (or to such other address as the Underwriter may be notified by the Representatives).

         21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York, without giving effect to the choice of law or conflicts of laws principles thereof.

                                                      SCHEDULE A

                           UNDERWRITERS' QUESTIONNAIRE

         n connection with each offering of Securities to which this Agreement relates, except as disclosed to the Representatives in writing, each Underwriter advises the Representatives as follows and authorizes the Representatives to use the information furnished in response to this Underwriters' Questionnaire in the Registration Statement relating to the Securities:

                  (a) Neither such Underwriter nor any of its directors, officers or partners, individually or as a part of a "group" (as that term is used in Section 13(d)(3) of the Exchange Act), (i) has a "material" relationship (as defined in Rule 405 under the Act) with the Company or any Selling Securityholder or (ii) is a director, officer or holder (of record or beneficially) of 5% or more of any class of voting securities of the Company or any Selling Securityholder;

                  (b) With reference to the Interpretation of the Board of Governors of the NASD with respect to the Review of Corporate Financing, neither such Underwriter nor any of its "related persons" (as defined by the NASD) (i) has purchased or otherwise acquired from the Company any warrants, options or other securities of the Company within 18 months prior to the date that the Registration Statement was initially filed or subsequent to that date, and there are no existing arrangements for any such purchase or (ii) has had any dealings with the Company (except those with respect to the Underwriting Agreement) or any "affiliate" of the Company (as defined in Rule 405 under the Act) as to which documents or other information are required to be furnished to the NASD pursuant to such Interpretation;

                  (c) Other than as may be stated in the Registration Statement, any Prospectus, this Agreement, the Underwriting Agreement or any selling agreements, such Underwriter does not know of any discounts or commissions, including any cash, securities, contract or other consideration to be received by any dealer in connection with the sale of the Securities, or of any intention to over-allot the Securities or to stabilize the price of any security to facilitate the offering of the Securities;

                  (d) If the Securities are to be issued pursuant to a trust indenture, such Underwriter is not in control of, controlled by, or under common control with the Trustee, any other trustee under a trust indenture relating to securities of the Company and qualified under the Trust Indenture Act of 1939 (an "Other Trustee") or any of their respective affiliates, and none of said companies or affiliates, or any of their respective directors or executive officers, is a director, officer, partner, employee, appointee or representative of such Underwriter;

                  (e) If the Securities are to be issued pursuant to a trust indenture, such Underwriter and its directors, executive officers and partners, taken as a group, did not, on the date of the Trustee's Statement of Eligibility and Qualification on Form T-1, own beneficially more than 1% of the outstanding voting securities of the Trustee, the Trustee's parent, any Other Trustee or the parent of any Other Trustee;

                  (f) If the Registration Statement is on Form S-1, such Underwriter has not prepared or had prepared for it within the past 12 months any engineering, management or similar report or memorandum relating to the broad aspects of the business, operations or products of the Company, except for reports solely comprised of recommendations to buy, sell or hold the Company's securities, unless such recommendations have changed within the past six months;

                  (g) If the Registration Statement is on either Form S-2 or Form S-3, such Underwriter has not prepared any report or memorandum for external use by it or by the Company in connection with the proposed offering of the Securities;

                  (h) Such Underwriter's proposed commitment to purchase Securities will not result in a violation by it of the financial responsibility requirements of Rule 15c3-1 under the Exchange Act;

                  (i) Such Underwriter is familiar with the rules, regulations and releases of the Commission dealing with the dissemination of information prior to and during registration and has not distributed nor will it distribute any written information outside of its organization relating to the Company or its securities other than in accordance with such rules, regulations and releases; and

                  (j) If the Company is a "public utility", such Underwriter is not a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or of a "public utility," each as defined in the Public Utility Holding Company Act of 1935.